UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):
August 18, 2009

              REGAL BELOIT CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	1-7283	39-0875718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

  200 State Street, Beloit, Wisconsin 53511
(Address of principal executive offices, including zip code)

           (608) 364-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02                      Unregistered Sales of Equity Securities.

From August 12, 2009 to August 17, 2009, Regal Beloit Corporation (the “Company”) issued an aggregate of 504,338 shares of the Company’s common stock, par value $0.01 per share, and accompanying common share purchase rights (together, the “Common Stock”), upon conversion of $27.609 million principal amount (the “Converted Notes”) of the Company’s 2.75% Convertible Senior Subordinated Notes Due 2024 (the “Convertible Notes”).  As permitted by the Indenture, dated as of April 5, 2004, between the Company and U.S. Bank National Association, as supplemented by the First Supplemental Indenture, dated as of December 9, 2004, relating to the Convertible Notes (the “Indenture”), the Company settled the principal amount of the Converted Notes in cash and the premium in shares of Common Stock.  Based on the Conversion Rate (as defined in the Indenture) in effect at the time of the applicable conversions, the premium owing on the Converted Notes equaled 504,338 shares of Common Stock in aggregate.  The issuance of such shares qualified for the exemption provided by Section 3(a)(9) of the Securities Act of 1933, as amended.  The Company received no additional consideration for the shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                      REGAL BELOIT CORPORATION

Date:  August 18, 2009                                                                      By:         /s/ Paul J. Jones
                                                                                        Paul J. Jones
                                                                                        Vice President, General Counsel and Secretary